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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 Registration Statement No. 33-37674 of Colorado Business Bankshares, Inc. of our report dated February 25, 2000, on Form S-1 of our report dated February 25, 2000, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the headings "Summary Consolidated Financial Data" and "Experts" in such Prospectus.




DELOITTE & TOUCHE LLP

Denver, Colorado
June 15, 2000